EXHIBIT 2.3

                               ARTICLES OF MERGER
                                       OF
                                FONEFRIEND, INC.
                                       AND
                       UNIVERSAL BROADBAND NETWORKS, INC.

                    PURSUANT TO THE PROVISIONS OF CHAPTER 92A

                         OF THE NEVADA REVISED STATUTES.

         The undersigned officer of the surviving foreign constituent entity to an Amended and Restated Agreement and Plan of Merger submits the following Articles of Merger pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes.

                                   ARTICLE I
                      NAMES; JURISDICTIONS OF ORGANIZATION

         The name and jurisdiction of organization of each constituent entity is:

         A. UNIVERSAL BROADBAND NETWORKS, INC., a Delaware corporation ("UBNT").

         B. FONEFRIEND, INC., a Nevada corporation ("FONEFRIEND").

                                   ARTICLE II
                           ADOPTION OF PLAN OF MERGER

         An Amended and Restated Agreement and Plan of Merger (the "PLAN OF MERGER") for merging FoneFriend with and into UBNT (the "MERGER") has been adopted by the Board of Directors of FoneFriend and approved by the United States Bankruptcy Court, Central District of California pursuant to an order confirming Debtor's Chapter 11 Fourth Amended Plan Of Reorganization, as modified, dated September 17, 2002. Upon consummation of the Merger, FoneFriend shall disappear and UBNT shall effect a name change by filing Amended and Restated Articles of Incorporation and the surviving entity shall operate under the name "FoneFriend, Inc."

                                  ARTICLE III
                          APPROVAL OF OWNERS OF PARENTS

         FoneFriend has no parent. Therefore, the approval of the Plan of Merger by the owners of any parent of FoneFriend was not required. UBNT has no parent. Therefore, the approval of the Plan of Merger by the owners of any parent of UBNT was not required but was approved pursuant to the Order referenced in
Article II hereof.

                                   ARTICLE IV
                     OWNERS' APPROVAL OF THE PLAN OF MERGER

         A. SURVIVING ENTITY. The Plan of Merger was approved by the United States District Court for the Central District of California and by the officers of UBNT (Case No. SA 00-18284 JB) in lieu of approval by the shareholders and directors of UBNT, in connection with a Plan of Reorganization of UBNT and in accordance with the provisions of Chapter 11 of the United States Bankruptcy Code.

         B. DISAPPEARING ENTITY. The Plan of Merger was approved by written consent of the majority of the issued and outstanding shares of the stockholders of FoneFriend, Inc., a Nevada corporation.

                                   ARTICLE V
        AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SURVIVING ENTITY

         The Amended and Restated Articles of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation of surviving entity immediately after the Merger.

                                   ARTICLE VI
                                 PLAN OF MERGER

         The complete executed Plan of Merger is on file at the surviving entity's registered office or other place of business.

                                  ARTICLE VII
                           SURVIVING ENTITY'S ADDRESS

         The surviving entity's address where copies of process may be sent by the Nevada Secretary of State is:

                                FoneFriend, Inc.
                                2722 Loker Avenue West, Suite G
                                Carlsbad, California 92008

         IN WITNESS WHEREOF, pursuant to Nevada Revised Statutes Section 92A.190.1(c) and in accordance with Section 103 of the General Corporation Law of the State of Delaware, these Articles of Merger have been executed on this 19th day of November, 2002 by the Secretary of UBNT, a foreign constituent entity, and by the President and Secretary of FoneFriend, a Nevada domestic entity.

                                             "SURVIVING ENTITY":

                                             UNIVERSAL BROADBAND NETWORKS, INC.,
                                             a Delaware corporation

                                             By: /s/ Brandon Powell
                                                 -------------------------------
                                                 Brandon Powell, Secretary

                                          "DISAPPEARING ENTITY":

                                          FONEFRIEND, INC.
                                          a Nevada Corporation

                                          By: /S/ JACKELYN GIROUX
                                              ----------------------------------
                                              Jackelyn Giroux, CEO and President

ATTEST:

/S/ DENNIS H. JOHNSTON
---------------------------------
Dennis H. Johnston
   Secretary

                                    EXHIBIT A
                                    ---------

                 AMENDED ANS RESTATED CERTIFICATE OF INCORPORATION

                                      -4-